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                                                                    Exhibit 3.03
                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                        CSG SYSTEMS INTERNATIONAL, INC.
                        -------------------------------


     CSG Systems International, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1.   The name of the corporation is CSG Systems International, Inc.

     2. The Board of Directors of the Corporation duly adopted a resolution proposing that the Restated Certificate of Incorporation of the Corporation be amended by adding thereto a new Article VII reading as follows and declaring the advisability of such proposed amendment:

                                 "ARTICLE VII

             A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.
          The Board of Directors shall consist of not fewer than five
          (5) members and not more than thirteen (13) members, the exact number of authorized directors within such range to be fixed from time to time by a resolution of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors. The directors of the Corporation shall be divided into three classes for the purpose of determining their terms of office. Each such class shall consist, as nearly as possible, of one-third of the total number of directors fixed by the Board of Directors. At the annual meeting of stock-holders of the Corporation held in 1997, one class of directors (designated as Class I) shall be elected for a term expiring at the annual meeting of stockholders of the Corporation held in 1998, one class of directors (designated as Class II) shall be elected for a term expiring at the annual meeting of stock-holders of the Corporation held in 1999, and one class of directors (designated as Class III) shall be elected for a term expiring at the annual meeting of stockholders of the Corporation held in 2000. At each succeeding annual meeting of stockholders of the Corporation, beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the annual meeting of stockholders of the Corporation held in the third year following the year of their
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          election.  If the number of directors is changed, then
          any increase or decrease in such number shall be appor-tioned by the Board of Directors among the classes of directors so as to maintain as nearly as possible an equal number of directors in each class. No reduction in the authorized number of members of the Board of Directors shall have the effect of removing any director from office before that director's term of office expires. Vacancies on the Board of Directors and newly created directorships resulting from an increase in the authorized number of members of the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director, including a director elected to fill a vacancy or a newly created directorship, shall hold office until the next election of the class of directors to which such director belongs and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal from office for cause. Any director or the entire Board of Directors may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors of the Corporation, voting as a single class.

             B. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders of the Corporation either by or at the direction of the Board of Directors or by any stockholder of record entitled to vote in the election of directors at such meeting who has complied with the notice procedures set forth in this Paragraph B.
          A stockholder who desires to nominate a person for election to the Board of Directors at a meeting of stockholders of the Corporation and who is eligible to make such nomination must give timely written notice of the proposed nomination to the secretary of the Corporation. To be timely, a stockholder's notice given pursuant to this Paragraph B must be received at the principal executive office of the Corporation not less than one hundred twenty (120) calendar days in advance of the date which is one year later than the date of the proxy statement of the Corporation released to stockholders in connection with the previous year's annual meeting of stock-holders of the Corporation; provided, however, that if no annual meeting of stockholders of the Corporation was held in the previous year or if the date of the forthcoming annual meeting of stockholders has been changed by more than thirty
          (30) calendar days from the date

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          contemplated at the time of the previous year's proxy
          statement or if the forthcoming meeting is not an annual meeting of stockholders of the Corporation, then to be timely such stockholder's notice must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the date of the forthcoming meeting was mailed or given to stockholders by or on behalf of the Corporation or (b) the day on which public disclosure of the date of the forthcoming meeting was made by or on behalf of the Corporation. Such stockholder's notice to the secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employ-ment of such person, (iii) the class and number of shares of capital stock of the Corporation which then are beneficially owned by such person, (iv) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the Corporation, and (v) such person's written consent to being named as a nominee for election as a director and to serve as a director if elected and (b) as to the stock-holder giving the notice (i) the name and address, as they appear in the stock records of the Corporation, of such stock-holder, (ii) the class and number of shares of capital stock of the Corporation which then are beneficially owned by such stockholder, (iii) a description of all arrangements or under-standings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and (iv) any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director of the Corporation. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a director of the Corporation shall furnish to the secretary of the Corporation the information concerning such nominee which is required to be set forth in a stockholder's notice of a proposed nomination. No person shall be eligible for election as a director of the Corpor-ation unless nominated in compliance with the procedures set forth in this Paragraph B. The chairman of a meeting of stockholders of the Corporation shall refuse to accept the nomination of any person not made in compliance with the procedures set forth in this Paragraph B, and such defective nomination shall be disregarded.

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             C. Notwithstanding any provision of this Certificate of
          Incorporation or the by-laws of the Corporation to the contrary, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all out-standing shares of capital stock of the Corporation then entitled to vote in an election of directors of the Corpor-ation, voting as a single class, shall be required to alter, amend, or repeal this Article VII or to adopt any provision of this Certificate of Incorporation or the by-laws of the Corporation which is inconsistent with this Article VII."

     3. Such amendments have been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the Chairman of the Board and Chief Executive Officer of the Corporation this 29th day of May, 1997.

                                CSG SYSTEMS INTERNATIONAL, INC.,
                                a Delaware corporation

                                By: /s/ Neal C. Hansen
                                    ------------------------------
                                   Neal C. Hansen, Chairman of the
                                   Board and Chief Executive Officer

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